Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Series 2001-27

*CUSIP:	21988G650	Class	A-1
	21988GAZ9	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 15, 2013.

INTEREST ACCOUNT

Balance as of October 15, 2012	$0.00
Scheduled Income received on securities	$1,687,500.00
Unscheduled Income received on securities	$0.00

LESS:
Distribution to Class A-1 Holders	$1,687,499.16
Distribution to Class A-2 Holders	$0.00
Distribution to Depositor	$0.00
Distribution to Trustee	$0.84
Balance as of April 15, 2013	$0.00

PRINCIPAL ACCOUNT

Balance as of October 15, 2012	$0.00
Scheduled Principal received on securities	$0.00

LESS:
Distribution to Holders	$0.00
Balance as of April 15, 2013	$0.00

UNDERLYING SECURITIES HELD AS OF April 15, 2013

Principal Amount	Title of Security

$45,000,000	Royal Caribbean Cruises Ltd. 7.50% Senior Debentures due October 15, 2027
*CUSIP: 780153AG7

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.